Exhibit 99.1

Coleman Cable, Inc. Announces Record Earnings Results

For the Fourth Quarter and Full-Year 2012

Adjusted EPS improves by 33 cents for the fourth quarter of 2012 and by 23.3 percent for full-year 2012

WAUKEGAN, Ill., March 7, 2013 — Coleman Cable, Inc. (NASDAQ: CCIX) (the “Company,” “Coleman,” “we,” “us,” or “our”), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced fourth quarter and full-year 2012 financial results.

Fourth-Quarter 2012 Highlights

•	Earnings per share (EPS) of $0.38 per diluted share, an increase of $0.30 versus $0.08 for 2011;

•	Adjusted EPS of $0.40 per diluted share, an increase of $0.33 per diluted share, as compared to $0.07 per diluted share for the fourth quarter of last year;

•	Adjusted EBITDA of $23.4 million in the fourth quarter of 2012, an increase of 66.0 percent versus $14.1 million in the fourth quarter of 2011;

•	Sales increased to $233.6 million, up 12.9 percent compared to the fourth quarter of last year.

Full-Year 2012 Highlights

•	EPS of $1.34 per diluted share, a record for the Company since first becoming a public company in 2007, representing an increase of 35.4 percent versus $0.99 for 2011;

•	Adjusted EPS of $1.48 per diluted share, a record for the Company, representing an increase of 23.3 percent versus $1.20 for 2011;

•	Adjusted EBITDA of $88.7 million, a record for the Company, representing an increase of 12.8 percent versus $78.6 million in 2011;

•	Sales increased to $914.6 million, up 5.4 percent compared to 2011.

Outlook and Dividend

•	For the first quarter of 2013, the Company estimates sales between $215.0 million and $225.0 million and Adjusted EPS between $0.24 and $0.37;

•	Declared a quarterly cash dividend of $0.02 per common share payable on March 30, 2013, to stockholders of record as of the close of business on March 15, 2013.

Fourth Quarter 2012 Results

Net sales for the fourth quarter of 2012 were $233.6 million compared to $206.9 million for the fourth quarter of 2011, with the increase mainly reflecting increased sales volumes and higher average copper prices. Sales volume (measured in total pounds shipped, on a comparable basis) increased 6.0 percent for the fourth quarter of 2012 compared to the same period last year. Fourth quarter 2012 Adjusted EPS and Adjusted EBITDA were $0.40 per diluted share and $23.4 million, respectively, compared to $0.07 per diluted share and $14.1 million, respectively, for the same quarter of 2011.

President and CEO Gary Yetman stated, “We finished 2012 on a very strong note as our fourth quarter profitability, driven by higher sales and a significant increase in gross profit, exceeded our expectations and contributed to an outstanding year. The year-over-year gross profit improvement during the fourth quarter was fairly broad based with particularly strong performance within our Distribution segment. These factors, coupled with the diversity of our platform and our continued focus on improving our operations, favorably impacted profitability on a year-over-year basis.”

Mr. Yetman concluded, “Looking to 2013, we anticipate continued growth throughout the year with additional benefits arising in the back half of the year as we start to experience the positive effects of our plant consolidation and expansion efforts which was a focus of ours in 2012. Additionally, though visibility with respect to such an occurrence is limited, we would also significantly benefit in the event of any meaningful and sustained rebound in the residential and commercial construction markets, as we are very well positioned from a capacity and product standpoint to serve any such increased demand in these markets. In short, we remain confident the Company is well positioned heading into 2013.”

On a GAAP basis, the Company recorded earnings of $0.38 per diluted share for the fourth quarter of 2012 compared to $0.08 per diluted share for the fourth quarter last year. Results for the 2012 and 2011 periods included restructuring charges and share-based compensation expense. Additionally, results for the fourth quarter of 2011 included the favorable impact of an insurance settlement received in 2011 for a 2005 inventory-related theft. All of these items are excluded from the Company’s Adjusted EBITDA and Adjusted EPS results. Please see the discussion of Non-GAAP results below and the attached schedules for a full reconciliation of GAAP results to non-GAAP results.

Quarterly Cash Dividend

On March 5, 2013, Coleman’s board of directors declared a quarterly cash dividend of $0.02 per common share, payable on March 30, 2013, to stockholders of record as of the close of business on March 15, 2013. Future declarations of quarterly dividends are subject to approval of the board of directors and may be adjusted as business needs or market conditions change.

Webcast

Coleman Cable has scheduled its conference call for Friday, March 8, 2013, at 10:00 a.m. Central time. Hosting the call will be Gary Yetman, president and CEO, Richard Burger, executive vice president and CFO and Alan Bergschneider, vice president-finance. A live broadcast of the Company’s conference call, along with accompanying visuals, will be available on-line through the Company’s Web site at http://investors.colemancable.com/events.cfm. The webcast will be archived for 90 days.

Non-GAAP Results

In addition to net income determined in accordance with GAAP, we use certain non-GAAP measures in assessing our operating performance. These non-GAAP measures used by management include: (1) Adjusted EBITDA, which is our measure of EBITDA adjusted to exclude the impact of certain specifically identified items (“Adjusted EBITDA”), and (2) Adjusted earnings per share, which we calculate as diluted earnings per share adjusted to exclude the estimated per share impact of the same specifically identified items used to calculate Adjusted EBITDA (“Adjusted EPS”). For the periods presented in this press release, the specifically identified items include asset impairments, restructuring charges, the gain on available for sale securities recorded in the second quarter of 2011 relative to our investment in TRC at the date of acquisition, acquisition-related costs, the favorable impact of an insurance settlement received in 2011 for a 2005 inventory-related theft, the loss recorded in connection with the extinguishment of our 2012 Senior Notes in 2010, and share-based compensation expense.

We believe Adjusted EBITDA serves as an appropriate measure to be used in evaluating the performance of our business. We employ the use of this measure in the preparation of our annual operating budgets and in determining levels of operating and capital investments. We believe Adjusted EBITDA allows us to readily view operating trends, perform analytical comparisons, determine key personnel bonuses, and identify strategies to improve operating performance. We also believe Adjusted EBITDA is a performance measure that provides investors, securities analysts and other interested parties a measure of operating results unaffected by differences in capital structures, business acquisitions, capital investment cycles and ages of related assets among otherwise comparable companies in our industry. However, the usefulness of Adjusted EBITDA as a performance measure is limited by the fact that it excludes the impact of interest expense, depreciation and amortization expense, and taxes. We borrow money in order to finance our operations; therefore, interest expense is a necessary element of our costs and ability to generate revenue. Similarly, our use of capital assets makes depreciation and amortization expense a necessary element of our costs and ability to generate income. Since we are subject to state and federal income taxes, any measure that excludes tax expense has material limitations. Due to these limitations, we do not, and you should not, use Adjusted EBITDA as the only measure of our performance. We also use, and recommend that you consider, net income in accordance with GAAP as a measure of our performance. Finally, other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA measures of other companies.

Similarly, we believe our use of Adjusted EPS and Adjusted EBITDA provides an appropriate measure to use in assessing our performance across periods given that this measure provides an adjustment for certain significant items, the magnitude of which may vary significantly from period to period. However, we do not, and do not recommend that you solely use Adjusted EPS to assess our financial and earnings performance. We also use, and recommend that you use, diluted earnings per share in addition to Adjusted EPS in assessing our earnings performance. Finally, other companies may define Adjusted EPS differently and, as a result, our measure of Adjusted EPS may not be directly comparable to Adjusted EPS measures of other companies.

About Coleman Cable, Inc.

Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial, and automotive industries. With extensive design and production capabilities and a long- standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout North America. For more information, visit www.colemancable.com

Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements include those made under “Outlook” and may be identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about Coleman Cable’s expectations, beliefs, plans, objectives, assumptions or future events, financial results, earnings guidance or financial performance contained in this release are forward-looking statements. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Coleman Cable’s expectations include:

•	fluctuations in the supply or price of copper and other raw materials, including PVC and fuel;

•	increased competition from other wire and cable manufacturers, including foreign manufacturers;

•	pricing pressures causing margins to decrease;

•	our dependence on indebtedness and our ability to satisfy our debt obligations;

•	failure to identify, finance or integrate acquisitions;

•	product liability claims and litigation resulting from the design or manufacture of our products;

•	advancements in wireless technology;

•	impairment charges related to our goodwill and long-lived assets;

•	restructuring charges;

•	changes in the cost of labor;

•	disruption in the importation of raw materials and products from foreign-based suppliers;

•	our ability to maintain substantial levels of inventory;

•	increase in exposure to political and economic development, crises, instability, terrorism, civil strife, expropriation, and other risks of doing business in foreign markets;

•	changes in tax legislation relating to our Honduras subsidiary; and

•	other risks and uncertainties, including those described under “Item 1A. Risk Factors,” in Coleman Cable’s most recent Annual Report on Form 10-K.

In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.

CCIX-G

Investor Contacts:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

Financial Tables Follow

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

(Thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
NET SALES	$233,557	$206,854	$914,581	$867,356
COST OF GOODS SOLD	195,981	180,970	775,999	744,587

GROSS PROFIT	37,576	25,884	138,582	122,769
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	17,860	14,626	65,211	61,107
INTANGIBLE ASSET AMORTIZATION	2,189	1,743	7,945	7,025
ASSET IMPAIRMENTS	—	—	—	—
RESTRUCTURING CHARGES	300	698	1,615	1,953

OPERATING INCOME	17,227	8,817	63,811	52,684
INTEREST EXPENSE	7,021	6,908	27,984	28,092
GAIN ON AVAILABLE FOR SALE SECURITIES	—	—	—	(753)
OTHER (INCOME) LOSS, NET	(17)	(410)	214	(78)

INCOME BEFORE INCOME TAXES	10,223	2,319	35,613	25,423
INCOME TAX EXPENSE	3,530	960	12,109	7,982

NET INCOME	$6,693	$1,359	$23,504	$17,441

EARNINGS PER COMMON SHARE DATA
NET INCOME PER SHARE:
Basic	$0.38	$0.08	$1.36	$1.00
Diluted	0.38	0.08	1.34	0.99
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	17,229	16,939	17,089	17,090
Diluted	17,324	17,150	17,323	17,310

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Thousands, except per share data)

(Unaudited)

	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,562	$9,746
Accounts receivable, net of allowances of $3,046 and $2,811, respectively	125,982	120,567
Inventories	112,590	108,689
Deferred income taxes	4,271	3,355
Assets held for sale	1,074	546
Prepaid expenses and other current assets	4,071	10,288

Total current assets	257,550	253,191

PROPERTY, PLANT AND EQUIPMENT:
Land	1,647	1,387
Buildings and leasehold improvements	24,749	14,392
Machinery, fixtures and equipment	127,540	112,606

	153,936	128,385
Less accumulated depreciation and amortization	(86,588)	(75,936)
Construction in progress	11,566	6,508

Property, plant and equipment, net	78,914	58,957
GOODWILL	66,535	56,724
INTANGIBLE ASSETS	37,417	28,340
DEFERRED INCOME TAXES	329	376
OTHER ASSETS	8,595	8,148

TOTAL ASSETS	$449,340	$405,736

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$35,566	$166
Accounts payable	25,748	29,081
Accrued liabilities	38,208	35,762

Total current liabilities	99,522	65,009

LONG-TERM DEBT	288,273	302,935
OTHER LONG-TERM LIABILITIES	3,693	3,194
DEFERRED INCOME TAXES	6,687	6,503
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock, par value $0.001; 75,000 shares authorized; 16,998 and 16,939 shares issued and outstanding on December 31, 2012 and 2011	17	17
Treasury stock, at cost: 443 and 320 shares, respectively	(3,918)	(2,789)
Additional paid-in capital	94,470	92,871
Accumulated deficit	(39,371)	(61,819)
Accumulated other comprehensive loss	(33)	(185)

Total shareholders’ equity	51,165	28,095

TOTAL LIABILITIES AND EQUITY	$449,340	$405,736

COLEMAN CABLE, INC. AND SUBSIDIARIES

Non-GAAP Results

(Thousands, except per share data)

(unaudited)

Reconciliation of Non-GAAP Financial Measures

Diluted earnings per share, as determined in accordance with GAAP, to Adjusted EPS	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Earnings per share	$0.38	$0.08	$1.34	$0.99
Restructuring charges	0.01	0.02	0.07	0.07
Gain on available for sale securities	—	—	—	(0.04)
Share-based compensation expense	0.01	0.01	0.05	0.11
Acquisition-related costs	—	—	0.02	0.11
Insurance-related settlement	—	(0.04)	—	(0.04)

Adjusted diluted earnings per share	$0.40	$0.07	$1.48	$1.20

Net income (loss), as determined in accordance with GAAP, to EBITDA and Adjusted EBITDA	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net income	$6,693	$1,359	$23,504	$17,441
Interest expense	7,021	6,908	27,984	28,092
Income tax expense	3,530	960	12,109	7,982
Depreciation and amortization expense (a)	5,818	5,046	21,809	19,103

EBITDA	$23,062	$14,273	$85,406	$72,618

Restructuring charges	300	698	1,615	1,953
Gain on available for sale securities	—	—	—	(753)
Share-based compensation expense	66	392	1,235	3,173
Acquisition-related costs	—	20	443	2,821
Insurance-related settlement	—	(1,250)	—	(1,250)

ADJUSTED EBITDA	$23,428	$14,133	$88,699	$78,562

a)	Depreciation and amortization expense shown in the above schedule excludes amortization of debt issuance costs, which are included as a component of interest expense.

For additional information regarding our non-GAAP financial measures, see “Non-GAAP Results.”

Reconciliation of First Quarter 2013 Earnings Guidance to GAAP

For the first quarter of 2013, the Company is currently estimating diluted Adjusted EPS to be in the range of $0.24 to $0.37 per share. On a GAAP basis, the Company is currently estimating diluted EPS to be in the range of $0.21 to $0.36 per share.

*	Rounding differences may occur for various calculated amounts.